Exhibit 23.1

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company’s previously filed Registration Statements File Nos. 333-64610 and 333-51706.

ARTHUR ANDERSEN LLP

New York, New York
September 17, 2001